                                                                Exhibit 99.1


[RGA logo]



                                        For further information, contact
                                        Jack B. Lay
                                        Executive Vice President and
                                        Chief Financial Officer
                                        (636) 736-7439

FOR IMMEDIATE RELEASE
---------------------


                    REINSURANCE GROUP OF AMERICA REPORTS
                    ------------------------------------
                            FIRST-QUARTER RESULTS
                            ---------------------

         ST. LOUIS, April 25, 2005 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the first quarter of $66.6 million, or $1.04 per diluted share, compared to net income of $61.7 million, or $0.98 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased 16 percent to $60.4 million from $52.1 million, while diluted operating earnings per share rose 14 percent to $0.95 from $0.83 in the year-ago quarter. First-quarter net premiums totaled $901.8 million compared to $813.9 million a year ago. Net investment income totaled $157.1 million versus $133.6 million the year before.

         A. Greig Woodring, president and chief executive officer, commented, "On a consolidated basis, bottom-line results were in line with expectations, with strong results in Canada and some of the international businesses offsetting poor mortality experience in the U.S. The U.S. segment reported pre-tax net income of $66.0 million compared with $70.2 million in the prior-year quarter, while pre-tax operating income decreased to $56.6 million from $65.3 million. An unusually high number of large claims during the quarter was the primary driver for the mortality experience in the U.S. Net premiums rose 7 percent to $568.1 million from $532.4 million in the prior year, slightly behind our expected full-year growth rate of at least 10 percent. The fundamentals in the U.S. market remain strong.

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         "For the quarter, our Canada operations reported pre-tax net income of $24.2 million compared to $15.9 million a year ago. Pre-tax operating income was up 60 percent to $23.4 million from $14.6 million. Strong premium levels, favorable mortality and a stronger Canadian dollar contributed to the results. Net premiums increased $13.7 million, or 23 percent for the quarter, and totaled $73.8 million. Approximately $5.1 million of the increase in net premiums and approximately $1.8 million of the increase in pre-tax operating income were the result of a favorable currency exchange rate.

         "Other International operations, which include our Asia Pacific and Europe and South Africa segments, reported 18 percent growth in net premiums, increasing to $259.6 million from $220.7 million. Stronger foreign currencies contributed approximately $8.1 million to the premium growth. Pre-tax net income totaled $19.5 million compared to $13.1 million in the prior-year quarter. Pre-tax operating income for the quarter more than doubled to $19.6 million from $9.6 million in the prior year, with foreign currency appreciation contributing approximately $1.3 million to current quarter pre-tax operating income. Results were strong in Europe and South Africa while Asia Pacific was adversely affected by large claims in Japan. During the quarter we strengthened our presence in South Korea when regulators approved our branch license. We expect our office in China to be up and running during the second quarter. As previously indicated, quarterly results in our international operations may be more volatile than our North American operations due to the smaller size and relative maturity of this business."

         Woodring concluded, "We reported a good quarter, despite the weakness in the U.S. results. Our segments outside the U.S. combined to contribute nearly $43 million of the $90 million in consolidated pre-tax operating income for the quarter, a clear indication that we are creating diverse sources of mortality-based earnings."

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable May 31 to shareholders of record as of May 9.

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         A conference call to discuss the company's first-quarter results will begin at 9 a.m. Eastern Time on Tuesday, April 26. Interested parties may access the call by dialing 800-262-1292 (domestic) or 719-457-2680 (international). The access code is 804742. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for 15 days following the conference call. A replay of the conference call will also be available via telephone through May 3 at 888-203-1112 (domestic) or 719-457-0820, access code 804742.

         Reinsurance Group of America, Incorporated, through its subsidiaries, is among the largest global providers of life reinsurance. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.5 trillion of life reinsurance in force, and assets of $14.4 billion. MetLife, Inc. is the beneficial owner of approximately 51 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

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         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition,
(3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities,
(16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries,
(18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters or terrorist attacks anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net realized capital gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
         Reconciliation of Net Income From Continuing Operations
                             to Operating Income
                           (Dollars in thousands)


                                                Three Months Ended
                                                     March 31,
                                                ------------------
                                                  2005        2004
                                                  ----        ----
GAAP net income-continuing operations           $67,264     $62,994
Realized investment (gains)/losses               (2,732)    (12,684)
Change in value of embedded derivatives         (14,664)       (989)
DAC offsets for embedded derivatives and
 realized investment (gains)/losses, net         10,553       2,767
                                                --------------------

   Operating income                             $60,421     $52,088




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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                    Reconciliation of Pre-tax Net Income
                         From Continuing Operations
                         to Pre-tax Operating Income
                           (Dollars in thousands)

(Unaudited)                  Three Months Ended March 31, 2005

                                  Realized     Change in
                        Pre-tax  investment     value of     Pre-tax
                          net     (gains)/      embedded    operating
                        income     losses,    derivatives,   income
                        (loss)       net           net       (loss)
                        -------  ----------   ------------  --------
U.S. Operations:
 Traditional           $ 45,076    $   423       $   --     $45,499
 Asset Intensive         17,626     (2,977)(1)    (6,853)(2)  7,796
 Financial Reinsurance    3,282         --            --      3,282
                       --------------------------------------------
  Total U.S.             65,984     (2,554)       (6,853)    56,577

Canada Operations        24,209       (834)           --     23,375

Asia Pacific Operations   4,772         79            --      4,851
Europe & South Africa    14,758        (43)           --     14,715
                       --------------------------------------------
  Other Intl Operations  19,530         36            --     19,566

Corporate & Other        (9,188)      (100)           --     (9,288)
                       --------------------------------------------
Consolidated           $100,535    $(3,452)      $(6,853)   $90,230
                       ============================================

(1) Asset Intensive is net of $527 DAC offset.
(2) Asset Intensive is net of DAC offsets of $15,708 included in change in deferred acquisition cost associated with change in value of embedded derivative.


                             Three Months Ended March 31, 2004

                                  Realized     Change in
                        Pre-tax  investment     value of     Pre-tax
                          net     (gains)/      embedded    operating
                        income     losses,    derivatives,   income
                        (loss)       net           net       (loss)
                        -------  ----------   ------------  --------
U.S. Operations:
 Traditional            $64,032    $ (7,558)       $   --   $ 56,474
 Asset Intensive          3,508         (87)(1)     2,678(2)   6,099
 Financial Reinsurance    2,707          --            --      2,707
                        --------------------------------------------
  Total U.S.             70,247      (7,645)        2,678     65,280

Canada Operations        15,920      (1,309)           --     14,611

Asia Pacific Operations   6,797        (347)           --      6,450
Europe & South Africa     6,260      (3,159)           --      3,101
                        --------------------------------------------
  Other Intl Operations  13,057      (3,506)           --      9,551

Corporate & Other        (4,409)     (5,899)           --    (10,308)
                        --------------------------------------------
Consolidated            $94,815    $(18,359)       $2,678   $ 79,134
                        ============================================

(1)Asset Intensive is net of $57 DAC offset.
(2)Asset Intensive is net of DAC offsets of $4,200 included in change in deferred acquisition cost associated with change in value of embedded derivative.

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
    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
            Condensed Consolidated Statements of Income
                       (Dollars in thousands)

                                              Three Months Ended
(Unaudited)                                        March 31,
-------------------------------------------------------------------
                                             2005          2004
                                             ----          ----
Revenues:
  Net premiums                             $901,820      $813,874
  Investment income, net of
    related expenses                        157,053       133,560
  Realized investment gains/(losses), net     3,979        18,416
  Change in value of embedded derivatives    22,561         1,522
  Other revenues                             10,803        11,850
                                          -----------------------
     Total revenues                       1,096,216       979,222

Benefits and expenses:
  Claims and other policy benefits          738,053       647,054
  Interest credited                          55,053        47,018
  Policy acquisition costs and other
    insurance expenses                      143,976       143,068
  Change in deferred acquisition cost
    associated with change in value of
    embedded derivatives                     15,708         4,200
  Other operating expenses                   33,006        33,529
  Interest expense                            9,885         9,538
                                          -----------------------
     Total benefits and expenses            995,681       884,407
                                          -----------------------

  Income from continuing operations
     before income taxes                    100,535        94,815

     Provision for income taxes              33,271        31,821
                                          -----------------------

  Income from continuing operations          67,264        62,994

  Discontinued operations:
     Loss from discontinued accident
       and health operations, net
       of income taxes                         (707)         (894)

Cumulative effect of change in
       accounting principle                      --          (361)
                                          -----------------------
  Net income                              $  66,557      $ 61,739
                                          =======================

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
     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
             Condensed Consolidated Statements of Income
            (Dollars in thousands, except per share data)


                                               Three Months Ended
        (Unaudited)                                  March 31,
---------------------------------------------------------------------
                                                 2005       2004
                                                 ----       ----
     Earnings per share from continuing
      operations:
       Basic earnings per share                $  1.08     $  1.01
       Diluted earnings per share              $  1.05     $  1.00

     Diluted earnings before realized
       investment gains/(losses), change
       in value of embedded derivatives, and
       related deferred acquisition costs      $  0.95     $  0.83

     Earnings per share from net income:
       Basic earnings per share                $  1.06     $  0.99
       Diluted earnings per share              $  1.04     $  0.98

     Weighted average number of common
       and common equivalent shares
       outstanding (in thousands)               63,854      62,708

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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                Condensed Consolidated Business Summary

                                                    At or For the
                                                 Three Months Ended
(Unaudited)                                           March 31,
-----------------------------------------------------------------------
                                                 2005         2004
                                                 ----         ----
Gross life reinsurance in force (in billions)
   North American business                     $1,125.3     $1,003.0
   International business                      $  366.6     $  310.5

Gross life reinsurance written (in billions)
   North American business                     $   42.7     $   47.3
   International business                      $   25.2     $   30.5

Consolidated cash and invested assets
 (in millions)                                $10,963.0     $9,607.7
   Invested asset book yield - trailing
    three months excluding funds withheld          5.75%        5.83%

Investment portfolio mix
     Cash and short-term investments               1.48%        2.88%
     Fixed maturity securities                    55.94%       50.53%
     Mortgage loans                                5.60%        5.25%
     Policy loans                                  8.73%        9.40%
     Funds withheld at interest                   26.27%       29.79%
     Other invested assets                         1.98%        2.15%

Short-term debt (in millions)                  $   55.4     $     --
Long-term debt (in millions)                   $  349.7     $  404.1

Book value per share outstanding               $  36.79     $  33.11
Book value per share outstanding, before
  impact of FAS 115*                           $  33.42     $  29.44

Total stockholder's equity (in millions)        2,303.5      2,060.9
Total stockholder's equity, before
  impact of FAS 115* (in millions)              2,092.7      1,832.8

Treasury shares                                 513,918      883,067
Common stock outstanding                     62,614,355   62,245,206

* Book value per share outstanding and total stockholders' equity, before impact of FAS 115, is a non-GAAP financial measure that management believes is important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            U.S. OPERATIONS
(Unaudited)             (Dollars in thousands)

                              Three Months Ended March 31, 2005
                                       Asset-    Financial      Total
Revenues:               Traditional  Intensive  Reinsurance      U.S.
                        -----------  ---------  -----------    ------
Net premiums              $566,894    $  1,224    $     --    $568,118
Investment income, net
 of related expenses        55,231      58,272          41     113,544
Realized investment
 gains/(losses), net          (423)      3,504          --       3,081
Change in value of
 embedded derivatives           --      22,561          --      22,561
Other revenues                 921       1,047       7,304       9,272
                           -------------------------------------------
  Total revenues           622,623      86,608       7,345     716,576
Benefits and expenses:
Claims and other
 policy benefits           483,261      (1,684)          2     481,579
Interest credited           14,007      40,251          --      54,258
Policy acquisition costs
 and other insurance
 expenses                   71,017      13,369       2,624      87,010
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives        --      15,708          --      15,708
Other operating expenses     9,262       1,338       1,437      12,037
                          --------------------------------------------
  Total benefits
   and expenses            577,547      68,982       4,063     650,592
  Income before
   income taxes           $ 45,076    $ 17,626    $  3,282    $ 65,984
                          ========    ========    ========    ========

                             Three Months Ended March 31, 2004
                                       Asset-    Financial      Total
Revenues:               Traditional  Intensive  Reinsurance      U.S.
                        -----------  ---------  -----------    ------
Net premiums              $531,211    $  1,182    $     --    $532,393
Investment income, net
 of related expenses        54,053      45,467          43      99,563
Realized investment
 gains, net                  7,558         144          --       7,702
Change in value of
 embedded derivatives           --       1,522          --       1,522
Other revenues               1,334       1,670       6,380       9,384
                         ---------------------------------------------
  Total revenues           594,156      49,985       6,423     650,564
Benefits and expenses:
Claims and other
 policy benefits           430,891      (1,021)         --     429,870
Interest credited           12,078      34,494          --      46,572
Policy acquisition costs
 and other insurance
 expenses                   75,431       7,645       2,294      85,370
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives           --       4,200          --       4,200
Other operating expenses    11,724       1,159       1,422      14,305
                          --------------------------------------------
  Total benefits
   and expenses            530,124      46,477       3,716     580,317
  Income before
   income taxes           $ 64,032    $  3,508    $  2,707    $ 70,247
                          ========    ========    ========    ========

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
       REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                           CANADIAN OPERATIONS
                         (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                           March 31,
------------------------------------------------------------------------
                                                   2005        2004
                                                   ----        ----
Revenues:
  Net premiums                                   $ 73,756    $ 60,148
  Investment income, net of related expenses       28,760      23,980
  Realized investment gains, net                      834       1,309
  Other revenues                                       34          38
                                                 --------    --------
    Total revenues                                103,384      85,475

Benefits and expenses:
  Claims and other policy benefits                 68,646      59,366
  Interest credited                                   357         377
  Policy acquisition costs and other
    insurance expenses                              6,713       7,083
  Other operating expenses                          3,459       2,729
                                                 --------    --------
    Total benefits and expenses                    79,175      69,555

    Income before income taxes                   $ 24,209    $ 15,920
                                                 ========    ========






                            Europe & South Africa
                           (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                           March 31,
------------------------------------------------------------------------
                                                   2005        2004
                                                   ----        ----
Revenues:
  Net premiums                                   $141,358    $117,203
  Investment income, net of related expenses        2,555       1,544
  Realized investment gains, net                       43       3,159
  Other revenues                                       52         438
                                                 --------    --------
    Total revenues                                144,008     122,344

Benefits and expenses:
  Claims and other policy benefits                 96,332      81,997
  Interest credited                                   363          --
  Policy acquisition costs and other
    insurance expenses                             26,396      29,031
  Other operating expenses                          5,660       4,682
  Interest expense                                    499         374
                                                 --------    --------
    Total benefits and expenses                   129,250     116,084

    Income before income taxes                   $ 14,758    $  6,260
                                                 ========    ========


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
       REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                              Asia Pacific
                         (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                           March 31,
------------------------------------------------------------------------
                                                   2005        2004
                                                   ----        ----
Revenues:
  Net premiums                                   $118,207   $103,539
  Investment income, net of related expenses        6,228      3,735
  Realized investment gains/(losses), net             (79)       347
  Other revenues                                     (187)       635
                                                 --------   --------
    Total revenues                                124,169    108,256

Benefits and expenses:
  Claims and other policy benefits                 90,660     74,845
  Policy acquisition costs and other
    insurance expenses                             23,655     21,530
  Other operating expenses                          4,674      4,742
  Interest expense                                    408        342
                                                 --------   --------
    Total benefits and expenses                   119,397    101,459

    Income before income taxes                   $  4,772   $  6,797
                                                 ========   ========







                             CORPORATE AND OTHER
                           (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                           March 31,
------------------------------------------------------------------------
                                                   2005        2004
                                                   ----        ----
Revenues:
  Net premiums                                   $    381   $    591
  Investment income, net of related expenses        5,966      4,738
  Realized investment gains, net                      100      5,899
  Other revenues                                    1,632      1,355
                                                 --------   --------
    Total revenues                                  8,079     12,583

Benefits and expenses:
  Claims and other policy benefits                    835        976
  Interest credited                                    75         69
  Policy acquisition costs and other
    insurance expenses                                203         54
  Other operating expenses                          7,176      7,071
  Interest expense                                  8,978      8,822
                                                 --------   --------
    Total benefits and expenses                    17,267     16,992

    Income before income taxes                   $ (9,188)  $ (4,409)
                                                 ========   ========


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